Publisher Services Agreement

This Publisher Services Agreement ("Agreement") is made as of the 17th day of August, 2009 ("Effective Date") between InvestingChannel, Inc. (“InvestingChannel”), a Delaware corporation, and the Client named below (“Client”).  Capitalized terms not otherwise defined on this Order Form shall have the same meaning ascribed to such terms in the Terms and Conditions attached hereto and incorporated herein.

WHEREAS, InvestingChannel agrees to provide services (the “Services”) which include the validation of certain registration data (“Registrant Data”) provided to web publisher clients, including Client, by a person visiting, registering or revisiting its website for any reason (“Registrant”), the storage of Registrant Data validated by InvestingChannel, the software development of customized offer placements and offer pages, the sales and presentation of various advertising offers by various advertisers to Registrants via an offer placement or offer page, and the transfer of Registrant Data to one or more advertisers upon the selection of or opt-in to such offer(s) by a Registrant;

WHEREAS, Client desires to use the Services and InvestingChannel desires to provide the Services in accordance with the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES AGREE TO THE TERMS SET FORTH BELOW AND THE TERMS AND CONDITIONS ATTACHED HERETO:

ORDER FORM

Client Name:	Media Sentiment, Inc.
Representative:	Marian Munz	Telephone:	(415) 205-1695
Address:	825 Van Ness Ave, 4th Fl.	Fax:	(415) 358 9853
	San Francisco, CA 94102	Email Address:	munz@mediasentiment.com
InvestingChannel, Inc.
Representative:	Nikesh Desai	Telephone:	646-290-8454
Address:	52 E. 13th St., Suite 5D	Fax:	646-290-8452
	New York, New York 10003	Email Address:	nikesh@investingchannel.com
Live Date:
	Term:	12 Months
	Implementation Type:	TBD
	Initial Number of Offer Placements or Offer Pages:	TBD
Offer Page Placements:
1-Definitively in all Client Registration Paths; 2-Potentially within a to be developed Branded Marketplace accessible from site and newsletters;  3-Potentially accessible from database promotions and newsletters to existing registrants

	Net Offer Revenue % Per Offer Page:	50%
	Development Fee:	$0.00 – WAIVED
Client Website(s): www.mediasentiment.com
Payment Terms:  All Client Revenue Share payments shall be made by InvestingChannel on or before the 45 days following the last day of the calendar month in which InvestingChannel receives payment from the applicable advertiser and when payment totals at least $200.00.

Other Terms: InvestingChannel will be exclusive advertising representative for all new Client co-registration advertising.

IN WITNESS WHEREOF, InvestingChannel and Client have each caused this Agreement to be executed by their duly authorized representatives, effective as of the day and year first written above.

INVESTINGCHANNEL, INC.: InvestingChannel, Inc. /s/ Nikesh Desai Signature President Title Nikesh Desai Name	CLIENT: Media Sentiment, Inc. /s/ Marian Munz Signature President & CEO Title Marian Munz Name

TERMS AND CONDITIONS

I.     DEFINITIONS

1.1.	“Client Revenue Share” shall mean the Net Offer Revenue times the Net Offer Revenue Percentage.

1.2.	“Client Website” shall mean the website(s) of Client specified on the Order Form.

1.3.	“Development Fee” shall mean the amount specified on the Order Form.

1.4.
“Net Offer Revenue” shall mean the amount actually collected, net of refunds, from each advertiser by InvestingChannel for each Opt-In Customer generated pursuant to the Offer Placement or Offer Page of Client and accepted by an advertiser.

1.5.	“Net Offer Revenue Percentage” shall mean the percentage for each Offer Placement or Offer Page set forth on the Order Form and as may be modified from time to time by the parties.

1.6.
“Offer Page” shall mean a customized webpage developed by InvestingChannel, and approved by Client, branded to look substantially like the Client Website and listing that number of offers set forth on the Order Form from various advertisers, including without limitation, one or more offers by InvestingChannel as set forth on the Order Form.

1.7.
“Offer Placement” shall mean offers from various advertisers served by the InvestingChannel System using certain customized software developed by InvestingChannel that is incorporated into the Client Website.

1.8.	“Opt-In Customer” shall mean a Registrant that chooses or “opts-in” to receive one or more offers from one or more advertisers presented to a Registrant via the Offer Page or Offer Placement.

1.9.
“InvestingChannel System” shall mean the technology platform used by InvestingChannel to perform the Services, including without limitation, the collection and validation of Registrant Data, storage of Registrant Data and the transmission of Registrant Data to advertisers whose offers the Opt-In Customers select.

1.10.	“Order Form” shall mean the first page of this Agreement.

1.11.	“Registrant” shall mean a person visiting, registering or revisiting who is submitting or has submitted in the past, their information for any other reason on the Client Website.

1.12.
“Registrant Data” shall mean the registration data, including without limitation, Registrant full name, mailing address, email address, phone number, IP address and other demographic data, in digital format delivered by a Registrant to Client via the Client Website and then provided by Client to InvestingChannel in the course of the provision of the Services.

1.13.	“Live Date” shall mean the date as set forth on the Order Form.

1.14.	“Services” shall mean those services described in Section 3 below and also listed on the Order Form.

Capitalized terms not otherwise defined in these Terms and Conditions shall have the same meaning ascribed to such terms in the Order Form.

II.     CLIENT OBLIGATIONS

2.1.
Collection and Transmission of Registrant Data
Client shall collect and transmit via the Internet any Registrant Data to InvestingChannel for further delivery of such Registrant Data to specified advertisers as agreed to by the parties.

2.2.	On-going Assistance Client shall provide reasonable on-going assistance to InvestingChannel with regard to technical, administrative and service-oriented issues relating to the Services.

2.3.	Client Hardware and Software Client shall provide all computer hardware, software and telecommunications systems necessary to connect the Client Website to the Internet.

2.4.
Client Privacy Policy
Client shall at all times maintain a privacy policy that is reasonably accessible and clearly and concisely informs a Registrant or potential registrant about the collection, use and disclosure of his or her personal information to InvestingChannel and/or advertisers upon the selection of an advertiser’s offer(s).

2.5.
Client Representations and Warranties
Client represents and warrants that (i) all Registrant Data is validly obtained by Client and that Client has not generated any Registrant Data by fraudulent means, including without limitation, the pre-population of click-throughs, fake redirects, automated software or other means of generating fraudulent Registrant Data and/or Opt-In Customers; (ii) all Registrant Data transmitted by Client to InvestingChannel and further transmitted to selected advertisers complies with Client’s privacy policy and that Client has rights to transfer the Registrant Data to InvestingChannel; (iii) neither the Client Website nor any links to websites on Client Website does or will at any time contain any pornographic, racial, ethnic, software pirating or hacking, hate-mongering, or otherwise objectionable content; and (iv) Client will not engage in any illegal activity.  Any breach of the foregoing warranties shall be deemed a material breach of this Agreement.

III.     SERVICES

3.1.	Registrant Data Collection, Validation and Storage
A.	Any and all Registrant Data transmitted to InvestingChannel will be accessible by InvestingChannel.
B.
InvestingChannel will provide the InvestingChannel System necessary to (i) develop and present advertiser’s offer(s) via an Offer Page or Offer Placement, (ii) collect and validate the Registrant Data from Client, including, without limitation, personally identifiable information of each Registrant, if any, via the Internet, (iii) store the Registrant Data in accordance with its then current policies and procedures, (iv) transmit or deliver the Opt-In Customer’s Registrant Data to the advertiser whose offer was selected by the Opt-In Customer, for the term of this Agreement and any renewal thereof.  Client acknowledges and agrees (a) that the primary function of the Services is to facilitate the compilation, validation and delivery of the Registrant Data of Opt-In Customers to various advertisers; and (b) that Client is solely responsible for the content, quality, performance, and all other aspects of the Registrant Data, including the compliance with all laws relating to the transmission, maintenance, retention, transfer, or access to the Registrant Data, including without limitation, laws related to data sovereignty and privacy (including compliance with Client’s own privacy policy), and the equipment and facilities used by Client in connection with the Registrant Data.

C.
If applicable, InvestingChannel grants to Client a non-exclusive, non-transferable limited license to the Offer Placement as specified on the Order Form solely to serve various advertiser offers to Registrants.  If applicable, InvestingChannel grants to Client a non-exclusive, non-transferable license for the limited purpose of linking the Client Website to the InvestingChannel System.

D.
InvestingChannel will validate certain Registrant Data in accordance with InvestingChannel’s then current procedures.  If such Registrant Data cannot be validated or such validated Registrant Data does not match the advertiser criteria, InvestingChannel will not present an Offer Placement or Offer Page to the Registrant and will delete the Registrant Data from the InvestingChannel System in accordance with its then current policies and procedures.

E.
In the event the Registrant Data is validated by InvestingChannel and the Registrant Data matches one or more advertisers’ criteria, InvestingChannel will present to the Registrant an Offer Placement or Offer Page.  The list of advertiser offers will be selected by InvestingChannel and will be based upon the matching of the validated Registrant Data with the criteria established by each advertiser.  If the Registrant does not select any offer presented on the Offer Page, InvestingChannel shall delete the applicable Registrant Data in accordance with its then current policies and procedures.

3.2.	Transmission of Registrant Data to Advertisers
A.	In the event the Registrant selects one or more of the offers presented on the Offer Placement or Offer Page, InvestingChannel shall store such Registrant Data on the InvestingChannel System.
B.	InvestingChannel may transmit the Registrant Data of such Opt-In Customer to the advertiser(s) whose offer was selected by the Opt-In Customer.
C.
In addition to the transmission of the Registrant Data to the applicable advertiser(s), InvestingChannel may send the Opt-In Customer an email confirming the selections made by the Opt-In Customer from the Offer Page or Offer Placement and information by which the Opt-In Customer may remove his or her name as an Opt-In Customer and any other relevant information as determined by InvestingChannel.  If the Opt-In Customer requests his or her name be removed as an Opt-In Customer, InvestingChannel will provide such information to the applicable advertiser(s).

3.3.	Offer Placement or Offer Page Development

On the terms and conditions set forth in this Agreement and on the Order Form, InvestingChannel shall use commercially reasonable efforts to develop Client’s Offer Placement or Offer Page so that it will look and feel substantially like specifications set forth by the Client.  Client will also approve Offer Page prior to implementation on the Client Website. During the term of this Agreement, Client hereby grants InvestingChannel a limited license to use Client’s intellectual property, including without limitation, Client’s trademarks and copyrights, and the look and feel of the Client Website, solely with respect to the development, storing and maintenance of Client’s Offer Placement or Offer Page.  In addition, Client grants to InvestingChannel a non-exclusive license to use Client’s trademarks in various advertising materials, including, without limitation, press releases and the InvestingChannel website located at www.investingchannel.com.

3.4.	Reporting

InvestingChannel will provide Client access to one or more online reports that detail the advertiser impressions, the offers currently being offered via the Offer Page, the number of leads per offer, net revenue and the status of the Client’s account with InvestingChannel.

3.5.	Offer Placement Display

For those Registrants who are presented with third party, opt-in services on the Client’s Site(s), InvestingChannel Offer Placements shall be the first set of third party, opt-in offers presented to such Registrants.

3.6.
Advertisers
Except as otherwise provided in this Agreement, InvestingChannel and Client agree that InvestingChannel shall have sole responsibility and authority for (a) obtaining advertiser participation and for providing and updating Offer Placements on the Offer Page, and (b) obtaining from advertisers all Offer Placement information and other advertiser specific information for display on the Offer Page. The Client has the right at any time to remove any advertisers offer(s) from the list of offers that can be presented within their Offer Placement or Offer Page.

3.7.
InvestingChannel Support
During the term of this Agreement and subject to the terms and conditions of this Agreement, including payment, InvestingChannel will provide Client with sales support for the InvestingChannel System during InvestingChannel’s normal business hours at no additional charge.  Any technical support required by Client will be directed to InvestingChannel’s technology provider.

IV.      TERM AND TERMINATION

4.1.	Term

After the Live Date, this Agreement shall remain in full force and effect for the Term specified on the Order Form, unless the Agreement is terminated sooner by either party as provided herein.  This Agreement shall automatically renew for additional one year periods at the end of said term at InvestingChannel’s then applicable rates, unless either party delivers a written notice of termination at least 90 days prior to the end of the applicable term.

4.2.	Termination Either party may terminate the Agreement upon written notice if the other party:
A.	materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following written notice to the breaching party;
B.
becomes insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or the other party applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property (or such receiver, trustee or similar officer is appointed without its consent); or the other party institutes any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding is instituted against the other party and is not dismissed within ninety (90) days; or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of the property of the other party and remains unsatisfied for ninety (90) days.

4.3.	Effect of Termination

Upon termination of this Agreement, the licenses granted herein will terminate immediately and Client shall cease transmitting Registrant Data to the InvestingChannel System.  Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief.

V.     WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

5.1.	Indemnification

Client assumes the sole responsibility for its content and use of the InvestingChannel System, including, without limitation, compliance with all governmental requirements related to Client (including compliance with all Federal Trade Commission rules, regulations and guidelines), Registrant Data and its business.  Client shall indemnify, defend and hold harmless InvestingChannel, its directors, officers, employees and agents, and defend against any action brought against the same with respect to any and all losses, claims, liabilities, causes of action, debt, damages and expenses of any nature, including, without limitation, attorneys’ fees, arising out of Client’s use of the InvestingChannel System, the content, quality, performance and all other aspects of the Registrant Data, including the transmission, maintenance, retention, transfer or access to the Registrant Data or the equipment and facilities used by Client or Client’s other use of the Internet.

5.2.	Disclaimer of Warranty
A.
DISCLAIMER OF WARRANTY.  THE SERVICES ARE DISTRIBUTED ON AN "AS IS", "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. CLIENT EXPRESSLY AGREES THAT USE OF THE SERVICES AND ANY OTHER SERVICES PROVIDED BY INVESTINGCHANNEL ARE AT CLIENT’S SOLE RISK AND LIABILITY.  NEITHER INVESTINGCHANNEL NOR ANY OF ITS UNDERLYING SERVICE PROVIDERS, LICENSORS, EMPLOYEES, OR AGENTS WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR FREE OR COMPLETELY SECURE; NOR DOES INVESTINGCHANNEL OR ANY OF ITS UNDERLYING SERVICE PROVIDERS, LICENSORS, EMPLOYEES, OR AGENTS MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE SERVICES AND ANY OTHER SERVICES PROVIDED BY INVESTINGCHANNEL.

B.	Disclaimer of Actions Caused by and/or Under the Control of Third Parties.

INVESTINGCHANNEL DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM INVESTINGCHANNEL’S DATA CENTERS AND OTHER PORTIONS OF THE INTERNET.  SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES.  AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH INVESTINGCHANNEL’S CLIENTS’ CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED.  ALTHOUGH INVESTINGCHANNEL WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, INVESTINGCHANNEL CANNOT GUARANTEE THAT THEY WILL NOT OCCUR.  ACCORDINGLY, INVESTINGCHANNEL DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

5.2.	Limitation of Liability

EXCEPT FOR DAMAGES ARISING FROM BREACHES OF SECTIONS 2.5 OR 7.1, OR AMOUNTS PAYABLE PURSUANT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 5.1, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE UNDERLYING SERVICE PROVIDERS, LICENSORS, EMPLOYEES, OR AGENTS SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL DAMAGES, LOST CLIENT DATA, LOST CLIENT DATA, LOST REVENUE OR LOST PROFITS SUFFERED BY THE OTHER PARTY AS A RESULT OF THE OPERATION OR MALFUNCTION OF THE SERVICES, REGARDLESS OF WHETHER OR NOT SUCH PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR DAMAGES ARISING FROM BREACHES OF SECTION 2.5 OR 7.1, OR AMOUNTS PAYABLE PURSUANT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 5.1,  THE MAXIMUM AGGREGATE LIABILITY FOR DAMAGES HEREUNDER SHALL BE THE TOTAL AMOUNT PAID TO CLIENT BY INVESTINGCHANNEL FOR THE PRECEDING SIX MONTHS UNDER THIS AGREEMENT.  The provisions of this Article V allocate the risks under this Agreement between InvestingChannel and Client.  InvestingChannel's pricing reflects this allocation of risk and the limitation of liability specified herein.

VI.      PAYMENT PROVISIONS

6.1.	Client Revenue Share

InvestingChannel shall pay to Client the sum of all Client Revenue Share for the offers selected by Client.  All payments shall be made in U.S. Dollars by InvestingChannel in accordance with the Payment Terms set forth on the Order Form.

6.2.	Development Fee
Client shall pay to InvestingChannel the amount of the Development Fee, if any, within ten days of the Live Date.

VI.      GENERAL TERMS

7.1.	Nondisclosure

By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information").  Confidential Information shall be limited to the Service and all information clearly marked as confidential.  A party's Confidential Information shall not include information which:  (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party as evidenced by its written records. Non-identifiable information which is not Confidential Information of Client may be used by InvestingChannel in its business, provided that such non-identifiable information cannot be linked to Client.  The parties agree this Section 7.1 shall survive any termination or expiration of this Agreement for a period of five years, provided with respect to Confidential Information that constitutes a trade secret under applicable law, including without limitation, the Services, the parties obligations under this Section 7.1 shall survive for the longer of five years or so long as such Confidential Information remains a trade secret under applicable law.  The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than, with respect to Confidential Information received by InvestingChannel, to implement this Agreement, and, with respect to Confidential Information received by Client, to use the Services as provided herein.  Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement.

7.2.	Ownership
A.
InvestingChannel owns all right, title and interest in its intellectual property and the Services, including without limitation, any technology developed by or on behalf of InvestingChannel. InvestingChannel has sufficient third party technology license rights to provide the InvestingChannel System to Client for the uses contemplated in this Agreement. Client owns all right, title and interest in and to the Client Website and its intellectual property.  Each of Client, InvestingChannel and advertiser shall have the right to use and transfer the Registrant Data in accordance with the terms of this Agreement and any applicable privacy policy.

B.
InvestingChannel shall own any and all right, title, and interest in and to (a) Registrant Data and behavior occurring on the Offer Page(s) collected by InvestingChannel, including without limitation, analyses, compilations, overlays, summaries, service performance evaluation, public reporting requirements, marketing activities, abstracts, or other manipulations of such data, and (b) all intellectual property rights (including without limitation copyrights and patent rights) in each of the foregoing. Except for Client’s rights under this Agreement, Client agrees that it has no rights or licenses in or to any of the foregoing.

C.
During the Term, Client may provide InvestingChannel with, grant InvestingChannel access to and/or InvestingChannel may generate certain Registrant Data for the purposes of optimizing and presenting co-registration offers or as contemplated in this Agreement. Such Registrant Data shall be deemed to be Confidential Information and InvestingChannel acknowledges that it has no title or rights to the Registrant Data and all title and rights remain exclusively vested in Client. InvestingChannel agrees that it will not use the Registrant Data for its own purposes at any time and any use as contemplated by this Agreement shall be in accordance with all applicable laws, including, but not limited to, state and federal privacy laws.

7.3.	Survival Sections 1, 2.5, 5, 6 and 7 of these Terms and Conditions will survive the termination of this Agreement.

7.4.
Governing Law; Jurisdiction
This Agreement shall be governed by the laws of the State of New York and shall be deemed to be executed in the State of New York.  In any legal action relating to this Agreement Client agrees (a) to the exercise of jurisdiction over it by a state or federal court in New York, New York or the United States District Court for the Eastern District of New York; and (b) that if Client brings the action, it shall be instituted in one of the courts specified in subparagraph (a) above.  InvestingChannel may institute legal action in any appropriate jurisdiction.

7.5.
Notice
All notices, including notices of address change, required to be sent hereunder shall be in writing delivered by registered or certified mail or by Federal Express (or similar reputable express courier) to the first address listed in the relevant Order Form (if to Client) or to the InvestingChannel address on the Order Form (if to InvestingChannel).  Notices may be changed upon written notice sent in accordance with this Section 7.4. Notices shall be effective upon receipt.

7.6.	Severability In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

7.7.
Force Majeure
Except for obligations of confidentiality and payment hereunder, neither party shall be in default by reason of any failure in performance of this Agreement if such failure arises, direct or indirectly, out of causes reasonably beyond the direct control or foreseeability of such party, including but not limited to, default by subcontractors or suppliers, acts of God or of the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity, terrorist acts, labor, fire, flood, epidemic, restrictions, and/or strikes.

7.8.
Independent Contractor
The parties to this Agreement shall be independent contractors and nothing herein shall be deemed or construed to create a partnership or joint venture between them.  Except as expressly described herein, neither party shall have any power whatsoever to obligate or bind the other party hereto in any manner.

7.9.
Entire Agreement
This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements or representations, written or oral, with respect to the subject matter herein.  This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party hereto. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.